UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2004

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 0-16914

Ohio	31-1223339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K DATED APRIL 15, 2004

Item No.		Page
5.	Other Events and Regulation FD Disclosure	3

7.	Financial Statements and Exhibits	3

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Item 5. Other Events and Regulation FD Disclosure

On April 14, 2004, The E.W. Scripps Company (“Scripps”) completed its acquisition of Summit America Television (“Summit”), which includes Summit’s 30 percent minority interest in the Shop At Home television retailing network and Summit’s five Shop At Home-affiliated broadcast television stations. Total consideration for the transaction is approximately $235 million.

The merger transaction results in Scripps attaining 100 percent ownership of the Shop At Home network and Summit’s five television stations. The television stations broadcast Shop At Home programming in key major metropolitan markets, including San Francisco, Boston, Cleveland, Bridgeport, Ct., and Raleigh/Durham, N.C.

Scripps paid $4.05 in cash per share, or approximately $184 million, for approximately 45 million fully-diluted outstanding shares of Summit common stock. We financed the acquisition through additional borrowings on our existing credit facilities.

As part of the transaction, Scripps has agreed to forego repayment of a $47.5 million secured loan extended to Summit as part of the 2002 acquisition of Shop At Home. Scripps also has agreed to forego redemption of $3 million in Summit preferred stock that we hold.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99	Press release dated April 14, 2004

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

Dated: April 15, 2004

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